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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2004 relating to the financial statements and financial statement schedule of Alpha Pro Tech, Ltd., which appears in Alpha Pro Tech, Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2003.

/s/PricewaterhouseCoopers LLP
Salt Lake City, Utah

December 8, 2004

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Exhibit 23.1